Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND RELEASE OF PARENT GUARANTY
This THIRD AMENDMENT TO CREDIT AGREEMENT AND RELEASE OF GUARANTY (this “Third Amendment”) is made and entered into as of the 16th day of April, 2018, by and among NSA OP, LP, a Delaware limited partnership (the “Borrower”), certain Subsidiaries of the Borrower party to the Credit Agreement referred to below, NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (the “REIT” and, together with those certain Subsidiaries, collectively, the “Guarantors” and together with the Borrower, collectively, the “Loan Parties”), KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent (the “Administrative Agent”), and the financial institutions which are a party to the Credit Agreement (defined below) as lenders (collectively, the “Lenders”).
WHEREAS, the Loan Parties, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of May 6, 2016 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;
WHEREAS, the REIT and the Borrower have requested that the Lenders agree to release the REIT from its Guaranty of the Obligations;
WHEREAS, the each of the Lenders is willing to agree, on the terms and subject to the conditions set forth herein, to release the REIT as a Guarantor and, in connection therewith, require certain amendments to the Credit Agreement, all as more particularly set forth herein;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions; Loan Document. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
2.    Amendment to Cover Page, Introductory Paragraph, and Exhibits. The Cover Page of the Credit Agreement is amended by removing “, as Parent Guarantor,” following the reference to National Storage Affiliates Trust. The Introductory Paragraph of the Credit Agreement and each Exhibit to the Credit Agreement are amended by deleting each reference to “(“NSA REIT” or the “Parent Guarantor”)” contained therein, and by inserting in place thereof the following: “(“NSA REIT”)”.
3.    Amendments to Section 1.1 (Definitions) of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:
(i)    Each of the definitions of “Applicable Margin”, “Investment Grade Rating Date”, and “PRO Designations” contained in Section 1.1 are amended by deleting each reference to “Parent Guarantor” contained therein, and by inserting in place thereof the following: “NSA REIT”.
(ii)    Inserting in the appropriate alphabetical order the following new definition:
““Existing Non-Recourse Guaranty” means that certain Guaranty of Recourse Obligations dated as of March 28, 2014, originally made by Steven G. Osgood and Joseph Fong for the benefit of Ladder Capital Finance LLC, and assumed by NSA REIT pursuant to that certain Joinder By and Agreement of New Indemnitor dated as of May 6, 2015 entered into by Borrower and NSA REIT in connection with a loan to All Stor Asheville, LLC in the principal amount not to exceed $2,212,500.”
(iii)    Amending and restating the definition of “Guarantor” or “Guarantors” in its entirety as follows:
““Guarantor” or “Guarantors” means (i) prior to the Investment Grade Rating Date, but subject to Section 8.13, each Material Subsidiary Guarantor, (ii) prior to the Investment Grade Rating Date, but subject to Section 8.13, each Other Subsidiary Guarantor, and (iii) each Subsidiary Obligor.”
(iv)    Amending the last sentence contained in the definition of “Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” in its entirety as follows:
“As the context requires, “Guaranty” shall also mean each Subsidiary Guaranty, as the context requires.”
(v)    Amending the definition of “Loan Documents” by deleting the reference to “Parent Guaranty” contained therein.
(vi)    Amending and restating the definition of “Loan Party” in its entirety as follows:
““Loan Party” means the Borrower and each Subsidiary Guarantor, provided that solely for purposes of Articles VII through XI, inclusive, the term Loan Party shall be deemed to include NSA REIT.”
(vii)    Amending clause (a) of the definition of “Material Adverse Effect” (i) by deleting the reference to “Parent Guarantor and its Subsidiaries” contained therein; and (ii) by inserting in place thereof the following: “Borrower and its Subsidiaries”.
(viii)    Amending and restating the definition of “Parent Guaranty” in its entirety as follows:
““Parent Guaranty” has the meaning given that term in Section 8.12.”
(ix)    Deleting the definition of “Parent Guarantor” contained therein.

(x)    Amending clause (g) of the definition of “Permitted Liens” by deleting the reference to “NSA REIT” contained therein and replace it with the following: “Borrower”.
(xi)    Inserting in the appropriate alphabetical order the following new definition:
““Third Amendment Date” means April 16, 2018.”
4.    Amendment to Section 8.12 (REIT Status) of the Credit Agreement. Section 8.12 of the Credit Agreement is amended to read in its entirety as follows:
“Section 8.12.    REIT Status; REIT Covenants.
NSA REIT shall at all times maintain its status as a REIT and its election to be treated as a REIT under the Internal Revenue Code. Without limitation of the immediately preceding sentence, and notwithstanding any other provision of this Agreement or any other Loan Document, NSA REIT shall not engage in any business other than (a) the business of acting as a REIT and serving as the general partner of the Borrower and matters directly relating thereto and (b) engaging in the other activities permitted pursuant to this Section 8.12. NSA REIT (x) shall not (A) own assets other than its Equity Interest in the Borrower (other than (1) cash and other assets of nominal value incidental to NSA REIT’s ownership of such Equity Interests and in connection with NSA REIT’s corporate overhead costs, including, without limitation, expenditures related to its maintenance as a public company, (2) assets maintained on a temporary or pass-through basis (for no more than 5 days) that are held for subsequent payment of permitted dividends and other permitted Restricted Payments, and (3) other non-income producing assets of immaterial value held in connection with the operation of NSA REIT as a REIT, including, without limitation, any immaterial non-income producing assets held by NSA REIT in the ordinary course of business prior to the date hereof ), (B) conduct any business other than activities associated with its ownership of the Equity Interests in the Borrower, including, without limitation, activities in its capacity as general partner of the Borrower, and its existence as a public company or (C) have, incur or Guarantee any liabilities other than (i) obligations incurred in the ordinary course of business that are not in the nature of Indebtedness for borrowed money, and (ii) the Existing Non-Recourse Guaranty, (y) shall contribute to the Borrower all proceeds of Equity Issuances by NSA REIT, net of transaction costs, promptly (and in any event within 5 days of receipt thereof) and shall not grant a Lien to any Person in such proceeds and (z) shall continue to be the sole general partner of the Borrower. NSA REIT shall not create, incur or suffer to exist any Lien on its Equity Interests in the Borrower or its other Subsidiaries. NSA REIT shall maintain at least one class of common shares of NSA REIT having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations on The NASDAQ Stock Market’s National Market System.

For the avoidance of doubt, in the event that NSA REIT desires to provide a Guaranty (a “Parent Guaranty”) of any Indebtedness to any Person other than the Administrative Agent and the Lenders under the Loan Documents, (a) NSA REIT and/or the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter time as is approved by the Administrative Agent) prior written notice of such proposed Parent Guaranty and (b) the entry into of such proposed Parent Guaranty is conditioned upon NSA REIT concurrently providing to the Administrative Agent a Guaranty in substantially the form of that certain “Parent Guaranty” (as defined in this Agreement as in effect prior to the Third Amendment Date) dated as of May 6, 2016, made by NSA REIT in favor of the Administrative Agent and otherwise reasonably satisfactory to the Administrative Agent.”
5.    Amendment to Section 9.1 (Quarterly Financial Statements) of the Credit Agreement. Section 9.1 of the Credit Agreement is amended by inserting at the end thereof the following new sentence:
“In addition, commencing with the fiscal quarter of the Borrower ending June 30, 2018, within 45 days after the end of each of the first, second, and third fiscal quarters of the Borrower and its Subsidiaries, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, statement of equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer, treasurer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to the absence of footnotes and to normal year-end audit adjustments).”
6.    Amendment to Section 9.2 (Year-End Statements) of the Credit Agreement. Section 9.2 of the Credit Agreement is amended by inserting at the end thereof the following new sentence:
“Within 90 days after the end of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related unaudited consolidated statements of income, statement of equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by the chief financial officer, treasurer, or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period).”
7.    Amendment to Section 10.3 (Indebtedness) of the Credit Agreement. Section 10.3 of the Credit Agreement is amended to read in its entirety as follows:

“Section 10.3. Indebtedness.
The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, incur, assume, suffer to exist or otherwise become obligated in respect of any Indebtedness, except:
(i)    Indebtedness under the Loan Documents;
(ii)    Secured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed 45.0% of Gross Asset Value at any time outstanding; provided, that the aggregate principal amount of such Secured Indebtedness constituting Secured Recourse Indebtedness shall not exceed 15.0% of Gross Asset Value at any time outstanding; and provided further, that (x) with respect to any underlying Secured Recourse Indebtedness for any given Real Estate Asset, the aggregate original principal amount of such Secured Recourse Indebtedness shall be less than 75% of the Appraised Value of such Real Estate Asset at the time such Secured Recourse Indebtedness is incurred and (y) such Secured Indebtedness shall not be in the nature of a revolving credit facility;
(iii)    Indebtedness of Borrower to any of its Subsidiaries and of any such Subsidiary to any other Subsidiary; provided, that (A) such Indebtedness shall be subject to the limitations on Investments set forth in Section 10.5 and (B) any such Indebtedness of any Loan Party to a non-Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(iv)     Guarantees by the Borrower, any Subsidiary Guarantor or any Wholly-Owned Subsidiary of Indebtedness of the Borrower, any Subsidiary Guarantor or any other Wholly-Owned Subsidiary of the Borrower; provided, that, in each case, (x) the Indebtedness so Guaranteed is permitted by this Section 10.3, and (y) Guarantees permitted under this clause (iv) shall be subordinated to the Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;
(v)    Indebtedness of Borrower or any of its Subsidiaries constituting purchase money Indebtedness (including Capital Lease Obligations); provided, that (A) such Indebtedness is incurred prior to or within 90 days after the acquisition of the assets financed thereby and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $5,000,000 at any time outstanding;
(vi)    Indebtedness of Borrower or any of its Subsidiaries owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(vii)    Indebtedness of Borrower or any of its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(viii)    obligations of Borrower or any of its Subsidiaries under Derivatives Contracts permitted under Section 10.13;
(ix)    Unsecured Indebtedness of the Borrower consisting of investment grade or high-yield senior unsecured notes issued in a public offering or private placement or other unsecured term loan facility (but excluding any other revolving credit facility) (any such issuance, a “Senior Unsecured Debt Issuance”), provided that (i) any such Unsecured Indebtedness shall be at market rates and subject to market terms, (ii) both before and immediately after giving effect to any Senior Unsecured Debt Issuance, no Default or Event of Default exists, and (iii) immediately prior to such Senior Unsecured Debt Issuance, the Administrative Agent shall have received a pro forma Compliance Certificate from the Borrower as of the date of, and after giving effect to, such Senior Unsecured Debt Issuance evidencing compliance with the financial covenants set forth in Section 10.1 (in each case using consolidated Indebtedness of NSA REIT and its Subsidiaries as of the date of, and after giving effect to, such Senior Unsecured Debt Issuance and the repayment of any Indebtedness in connection therewith, and Gross Asset Value as at the end of the most recent Reference Period); and
(x)    (i) subject to compliance with Section 8.12 (including any concurrent provision of the Guaranty required to be delivered to the Administrative Agent pursuant to Section 8.12), unsecured Parent Guarantees by NSA REIT of Indebtedness otherwise permitted under this Section 10.3 so long as, both before and immediately after giving effect to any such Parent Guaranty, no Default or Event of Default exists and the Borrower is in compliance with the financial covenants set forth in Section 10.1 (in each case using consolidated Indebtedness of NSA REIT and its Subsidiaries as of the date of, and after giving effect to, such Parent Guaranty, and Gross Asset Value as at the end of the most recent Reference Period) and (ii) the Existing Non-Recourse Guaranty so long as the loan obligations relating thereto do not exceed $2,212,500.”
8.    Amendment to Section 10.5 (Investments) of the Credit Agreement. Clause (b) contained in Section 10.5 of the Credit Agreement is amended to read in its entirety as follows: “(b) Investments in any Loan Party (other than NSA REIT) or any Wholly-Owned Subsidiary of any Loan Party;”.
9.    Amendment to Section 10.6 (Liens; Negative Pledges; Restrictive Agreements) of the Credit Agreement. (i) Clause (a)(v) contained in Section 10.6 of the Credit Agreement is amended by deleting the reference to “NSA REIT” contained therein and replacing it with a reference to “Borrower” and (ii) paragraph (a) contained in Section 10.6 of the Credit Agreement is amended to read in its entirety as follows:

“(a)(i) NSA REIT shall not create, assume, or incur any Lien upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired and (ii) the Borrower and each Subsidiary Guarantor shall not, and shall not permit any of their respective Subsidiaries to, create, assume, or incur any Lien upon any of their respective properties, assets, income or profits of any character whether now owned or hereafter acquired, except for any of the following if, both immediately prior to and immediately after the creation, assumption or incurring of such Lien, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1:”

10.    Amendment to Section 10.7 (Fundamental Changes) of the Credit Agreement. Clause (b) contained in Section 10.7 of the Credit Agreement is amended to read in its entirety as follows: “(b) a Person (other than a Loan Party) may merge with and into, and may dispose of its assets to, any Loan Party (other than NSA REIT) so long as (i) such Loan Party is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence and (iii) the Borrower shall have given the Administrative Agent at least 10 Business Days’ (or such shorter period as is approved by the Administrative Agent) prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii); and”
11.    Amendment to Section 10.11 (Transactions with Affiliates) of the Credit Agreement. Clause (b) contained in Section 10.11 of the Credit Agreement is amended by deleting the reference to “Parent Guarantor” contained therein and replacing it with the following: “NSA REIT”.
12.    Amendment to Section 10.13 (Derivatives Contract) of the Credit Agreement. Clause (i) contained in Section 10.13 of the Credit Agreement is amended by deleting the reference to “NSA REIT” contained therein and replacing it with the following: “Borrower”.
13.    Amendment to Section 11.1(e)(ii) (Cross-Default) of the Credit Agreement. Section 11.1(e)(ii) of the Credit Agreement is amended to add the following new clause (B) at the end thereof (and a reference to “(A)” is inserted at the beginning thereof immediately after the reference to “(ii)”):
“(B) any recourse claim is made against any Loan Party under any one or more so-called non-recourse carve out guarantees in an aggregate amount of $25,000,000 or more; or”
14.    Amendment to Section 13.6 (Amendments) of the Credit Agreement. Clause (b)(vi) contained in Section 13.6 of the Credit Agreement is amended to read in its entirety as follows:
“(vi) (i) release all or substantially all of the Subsidiaries under the Subsidiary Guaranty or of the value thereunder, without the prior written consent of each Lender or (ii) in the event that NSA REIT at any time provides a Guaranty pursuant to the provisions of Section 8.12 or otherwise, release such Guaranty without the prior written consent of each Lender;”

15.    Amendment to Article XIII of the Credit Agreement. Article XIII is amended by inserting at the end thereof the following new Section 13.22:
“Section 13.22. Non-Recourse to NSA REIT.
This Agreement and the Obligations of the Borrower hereunder and under the other Loan Documents are fully recourse to the Borrower and the Subsidiary Guarantors. The parties hereto acknowledge and agree that, notwithstanding the inclusion of NSA REIT as a Loan Party for certain purposes of this Agreement, NSA REIT is not a guarantor of the Obligations of the Borrower. Notwithstanding any applicable law that would make the owner of a partnership or general partner liable for the debts and obligations of the partnership, nothing contained herein or in the Loan Documents shall be construed to create or impose upon NSA REIT (in its capacity as such), any obligation with respect to the repayment of Indebtedness hereunder; provided that nothing contained in this Section 13.22 shall be deemed to (i) release the Borrower or any Guarantor from any liability pursuant to, or from any of its obligations under, this Agreement or the other Loan Documents to which it is a party, (ii) constitute a waiver of any Obligation arising under this Agreement or any of the other Loan Documents, (iii) limit the rights of the Administrative Agent or any of the Lenders to pursue any right or remedy or any judgment against, or proceed against or realize upon the assets of, the Borrower or any Subsidiary Guarantor or (iv) release NSA REIT, in its capacity as the general partner of the Borrower, from any Obligations other than the obligation to repay the Indebtedness hereunder, or release NSA REIT from any personal liability for the failure of NSA REIT, including in its capacity as the general partner of the Borrower, to satisfy and comply with all of the covenants and agreements (x) of NSA REIT set forth in this Agreement or (y) in its capacity as the general partner of the Borrower, of the Borrower set forth in this Agreement. In addition, (i) NSA REIT shall be fully liable to the Administrative Agent and the Lenders to the same extent that NSA REIT would be liable absent the foregoing provisions of this Section 13.22 for fraud or willful misrepresentation by the Borrower, NSA REIT or any of their respective Subsidiaries in connection with any Loan, any Letter of Credit or any of the other Obligations or any Loan Documents (to the full extent of losses suffered by the Administrative Agent or any Lender by reason of such fraud or willful misrepresentation) and (ii) nothing in this Section 13.22 shall be deemed to be a waiver of any right which the Administrative Agent may have under §506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code or any successor thereto or similar provisions under applicable state law to file a claim against the Borrower or any of the Subsidiary Guarantors for the full amount of the Obligations. For the avoidance of doubt, the obligations of the Borrower herein to cause NSA REIT to comply with the provisions hereof or to do or refrain from doing or taking certain actions as set forth herein will not be construed to depend upon the Borrower’s ability to do so or upon any actual control of NSA REIT by the Borrower and it shall not be a defense to any failure by the Borrower to comply with such obligations that the Borrower did not actually control NSA REIT.”

16.    Amendment to Exhibit B of the Credit Agreement. Exhibit B to the Credit Agreement is hereby deleted and replaced with the following: “[Reserved”].
17.    Release of Parent Guaranty. On the date hereof, the Administrative Agent and the Lenders hereby release NSA REIT from any further obligations as a Guarantor under the Credit Agreement and the Parent Guaranty (as defined in the Credit Agreement as in effect prior to the Third Amendment Date), including, for the avoidance of doubt, as a guarantor of any Specified Derivatives Obligations in favor of any Specified Derivatives Providers, all of which guarantees are hereby simultaneously released with the release of such Parent Guaranty. The Credit Agreement and each of the other Loan Documents are each ratified and confirmed by NSA REIT, the Borrower and each other Loan Party and remain in full force and effect and NSA REIT and each of the Loan Parties hereby acknowledges and agrees that the foregoing release of NSA REIT from the Parent Guaranty shall not affect any of the rights of the Administrative Agent and/or the Lenders with respect to any other remaining Guarantors under any other Guaranty or Subsidiary Guaranty with respect to any of the Obligations or other indebtedness referenced therein.
18.    No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth herein, to otherwise modify any provision of the Credit Agreement or any other Loan Document, or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any Lender’s right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.
19.    Conditions to Effectiveness. This Third Amendment shall become effective as of the date when each of the following conditions is satisfied:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated as of the date hereof and each in form and substance satisfactory to the Administrative Agent unless otherwise specified:
(i)    counterparts of this Third Amendment, properly executed by a Responsible Officer of each of the Loan Parties and each of the Lenders under the terms of the Credit Agreement, in each case sufficient in number for distribution to each party hereto; and
(ii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.
20.    Representations and Warranties. NSA REIT, Borrower and each of the Guarantors jointly and severally represent and warrant to the Administrative Agent and the Lenders as follows:
(a)    The execution, delivery and performance of this Third Amendment and the transactions contemplated hereby (i) are within the corporate (or the equivalent limited liability company or partnership) authority of NSA REIT and each of the Loan Parties, (ii) have been duly authorized by all necessary corporate, limited liability company or partnership (or other) proceedings of NSA REIT and each applicable Loan Party, (iii) do not conflict with or result in any material breach or contravention of any provision of any Applicable Law applicable to NSA REIT or any Loan Party or of any judgment, order, writ, injunction, license or permit applicable to NSA REIT or any of the Loan Parties, (iv) do not conflict with, result in a breach of or constitute a default under the organizational documents of NSA REIT or any Loan Party, or any material indenture, agreement or other instrument to which NSA REIT, any Loan Party or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and (v) do not require any Governmental Approval.
(b)    This Third Amendment has been duly executed and delivered by NSA REIT and each of the Loan Parties and constitutes the legal, valid and legally binding obligations of NSA REIT and each of the Loan Parties enforceable against each in accordance with the respective terms and provisions hereof, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally. The Obligations are not subject to any offsets, defenses or counterclaims.
(c)    The representations and warranties made or deemed made by NSA REIT and each Loan Party in the Loan Documents to which it is a party are true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality) on and as of the date hereof with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date). For purposes of this Paragraph 20(c), the representations and warranties contained in Section 7.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 9.1 and 9.2 of the Credit Agreement.
(d)    Both before and after giving effect to this Third Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.
21.    Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Third Amendment. NSA REIT and each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
22.    Further Assurances. NSA REIT and the Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Third Amendment.

23.    No Actions, Claims, etc. As of the date hereof, NSA REIT and each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement or other Loan Documents on or prior to the date hereof.
24.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
25.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
26.    Consent to Jurisdiction; Venue; Waiver of Jury Trial. The jurisdiction, venue and waiver of jury trial provisions set forth in Section 13.4 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis
27.    Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Credit Agreement as a sealed instrument as of the date first set forth above.
BORROWER:

NSA OP, LP, as Borrower

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner

By:     /s/ Tamara Fischer
Name:     Tamara Fischer
Title:     Authorized Signatory

PARENT:

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ Tamara Fischer
Name:     Tamara Fischer
Title:     Authorized Signatory

Each of the undersigned Guarantors hereby absolutely and unconditionally reaffirms its continuing obligations to the Administrative Agent and the Lenders under its respective Guaranty and agrees that the transactions contemplated by the Third Amendment shall not in any way affect the validity and enforceability of its Guaranty or reduce, impair or discharge the obligations of any Guarantor thereunder.

SUBSIDIARY GUARANTORS:

All Stor Indian Trail, LLC,
American Mini Storage-San Antonio, LLC,
Eagle Bow Wakefield, LLC,
Great American Storage Partners, LLC,
NSA-C Holdings, LLC,
NSA-G Holdings, LLC,
NSA Northwest Holdings II, LLC,
NSA – Optivest Acquisition Holdings, LLC,
NSA Property Holdings, LLC,
NSA Storage Solutions, LLC,
SecurCare Colorado III, LLC,
SecurCare Moveit McAllen, LLC,
SecurCare Oklahoma I, LLC,
SecurCare Oklahoma II, LLC,
SecurCare Properties I, LLC,
SecurCare Properties II, LLC,
SecurCare Portfolio Holdings, LLC,
StoreMore Self Storage – Pecos Road, LLC,
each, a Delaware limited liability company

By:	/s/ Tamara Fischer
Name:     Tamara Fischer
Title:     Authorized Signatory

Bullhead Freedom Storage, L.L.C,
an Arizona limited liability company

By:	/s/ Tamara Fischer
Name:     Tamara Fischer
Title:     Authorized Signatory

GAK, LLC,
Washington Murrieta II, LLC,
Washington Murrieta IV, LLC,
each a California limited liability company

By:	/s/ Tamara Fischer
Name:     Tamara Fischer
Title:     Authorized Signatory

WCAL, LLC,
a Texas limited liability company

By:	/s/ Tamara Fischer
Name:     Tamara Fischer
Title:     Authorized Signatory

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Michael P. Szuba
Name:    Michael P. Szuba
Title:    Vice President

KEYBANK NATIONAL ASSOCIATION,
as issuer of Letters of Credit

By: /s/ Michael P. Szuba
Name:    Michael P. Szuba
Title:    Vice President

KEYBANK NATIONAL ASSOCIATION,
as Swingline Lender

By: /s/ Michael P. Szuba
Name:    Michael P. Szuba
Title:    Vice President

        LENDERS:

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Michael P. Szuba
Name:    Michael P. Szuba
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ James A. Harmann
Name:    James A. Harmann
Title:    SeniorVice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Kevin A. Stacker
Name:    Kevin A. Stacker
Title:    Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Benjamin Kuruvila
Name:    Benjamin Kuruvila
Title:    Vice President

THE HUNTINGTON NATIONAL BANK, a National Banking Association, as a Lender

By: /s/ Lisa M. Mahoney
Name:    Lisa M. Mahoney
Title:    Assistant Vice President

BMO HARRIS BANK N.A., as a Lender

By: /s/ Michael Kauffman
Name:    Michael Kauffman
Title:    Managing Director

REGIONS BANK, as a Lender

By: /s/ Paul E. Burgan
Name:    Paul E. Burgan
Title:    Vice President

SUNTRUST BANK, as a Lender

By: /s/ Alexander Rownd
Name:    Alexander Rownd
Title:    Vice President

CITIBANK, N.A., as a Lender

By: /s/ John Rowland
Name:    John Rowland
Title:    Vice President

MORGAN STANLEY SENIOR
FUNDING, INC., as a Lender

By: /s/ Emanuel Ma
Name:    Emanuel Ma
Title:    Vice President

CAPITAL ONE NATIONAL
ASSOCIATION, as a Lender

By: /s/ Ashish Tandon
Name:    Ashish Tandon
Title:    Director

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Emanuel Ma
Name:    Emanuel Ma
Title:    Authorized Signatory

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Mitchell Vega
Name:    Mitchell Vega
Title:    Vice President

ROYAL BANK OF CANADA, as a Lender

By: /s/ Brian Gross
Name:    Brian Gross
Title:    Authorized Signatory

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as a Lender

By: /s/ Ming-Che Yang
Name:    Ming-Che Yang
Title:    VP & DGM